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                                                                 Exhibit 23.7

                      Consent of Independent Accountants

We consent to the inclusion in this amendment No. 1 to the registration statement on Form S-4 of our report dated November 28, 1997, on our audit of the financial statements and financial statement schedules of Value Property Trust as of and for the two years ended September 30, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts," "Summary and Selected Consolidated Financial Data" and "Selected Consolidated Financial Data."

COOPERS & LYBRAND L.L.P.

New York, New York
January 9, 1998